Exhibit 10.6

Overview of Compensation Arrangements for John M. Thomas, III

Mr. Thomas’s compensation package for fiscal year 2010 consists of the following:

◊	A base salary of $520,000

◊	Executive Annual Incentive Plan opportunity of 65% of salary

◊	Executive Long-Term Incentive Plan opportunity of 125% of salary

◊	Long-term deferred credit of $50,000 through September 30, 2010, with the credit increasing to $100,000 beginning October 1, 2010

◊	A biweekly vehicle allowance of $450

◊	Inclusion in the financial counseling program at no cost to Mr. Thomas